SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Ace*Comm Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ACE*COMM CORPORATION
704 Quince Orchard Road
Gaithersburg, Maryland 20878

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of ACE*COMM Corporation (the “Company”), will be held at ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, MD 20878, on November 13, 2002, at 10:00 a.m. local time for the following purposes:

1.	To elect one Class III director, to serve until the 2005 Annual Stockholders’ Meeting, and until his successor is elected and qualifies;

2.	To consider and act upon a proposal to amend the Qualified ACE*COMM Employee Stock Purchase Plan, to increase the number of shares of Company Common Stock that may be purchased thereunder;

3.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003; and

4.	To consider and act upon such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on October 2, 2002, as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

By Order of the Board of Directors

Loretta L. Rivers Corporate Secretary

October 16, 2002
Gaithersburg, Maryland

ACE*COMM CORPORATION
704 Quince Orchard Road
Gaithersburg, Maryland 20878

PROXY STATEMENT

Annual Meeting of Stockholders
November 13, 2002

SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of ACE*COMM Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on November 13, 2002 and at any and all adjournments or postponements thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company’s stockholders on or about October 16, 2002. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. Any cost of solicitation of proxies will be borne by the Company.

EQUITY SECURITIES AND CERTAIN HOLDERS THEREOF

     Stockholders of record at the close of business on October 2, 2002, are entitled to vote at the meeting (the “Record Date”). As of the Record Date, the Company had outstanding 9,342,803 shares of ACE*COMM Corporation Common Stock. Stockholders of shares are entitled to one vote for each share held and will vote as a single class on each matter to be considered at the meeting. The presence in person or by proxy of the stockholders entitled to cast a majority of the votes at the meeting is required to constitute a quorum for the transaction of business.

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock for (i) each of the Company’s directors and nominees, each of the Company’s executive officers named in the Summary Compensation Table below (see “Executive Compensation and Other Information”), and all directors, nominees and executive officers of the Company as a group, and (ii) each person known by the Company to own more than 5% of the Company’s Common Stock as of October 2, 2002, based solely on the contents of Schedules 13D and 13G filed with the Securities and Exchange Commission as of such date, except as otherwise specifically noted.

     “Beneficial ownership” is determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 and includes as to each officer and director of the Company any options to purchase shares of Company Common Stock which are exercisable within 60 days of October 2, 2002. Except as indicated in the footnotes to this table, the Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them, subject to community property laws where applicable.

Name and Address(1)	Amounts and Nature of		Percent of Outstanding
	Ownership		Shares

Directors, Nominees and Named Executive Officers
George T. Jimenez	1,946,981	(2)	20.72%
Paul G. Casner, Jr.	42,000	(3)	*
Harry M. Linowes	31,000	(4)	*
Gilbert A. Wetzel	77,000	(5)	*
Joseph A. Chisholm	43,743	(6)	*
Steven R. Delmar	45,977	(7)	*
Martin Demers	54,401	(8)	*
James K. Eckler	114,440	(9)	1.21
All Directors, Nominees and Executive	2,284,725	(10)	24.45
Officers as a group (8 persons)
Other 5% Stockholders
Public School Employees’ Retirement System	511,265	(11)	5.47
5 North 5th Street Harrisburg, PA 17108-0125

* Less than one percent of stock outstanding.

(1)	Unless otherwise indicated, the address is c/o ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878 and the designated owner has voting and investment power with respect to the shares.

(2)	Includes 53,765 shares issuable upon the exercise of options. Does not include 950 shares held by his mother-in-law, as to which his wife has voting and investment power and as to which Mr. Jimenez disclaims beneficial ownership.

(3)	Includes 22,000 shares issuable upon the exercise of options.
(4)	Includes 24,000 shares issuable upon the exercise of options. Does not include 100 shares held by his wife in a retirement account, as to which his wife has sole voting and investment power and as to which Mr. Linowes disclaims beneficial ownership.

(5)	Includes 25,000 shares issuable upon the exercise of options.
(6)	Includes 42,743 shares issuable upon the exercise of options.
(7)	Includes 40,977 shares issuable upon the exercise of options.
(8)	Includes 46,101 shares issuable upon the exercise of options.

(9)	Includes 1,800 shares owned by his mother for which he has power of attorney and is a beneficiary. Also includes 107,640 shares issuable upon the exercise of options.
(10)	Includes 273,586 shares issuable upon the exercise of options. Includes only shares held individually or through trusts.
(11)	Information based on corporate records.

ELECTION OF DIRECTORS

     The Board of Directors has nominated George T. Jimenez for election as a Class III director.

     The directors are divided into three classes, denominated as Class I, Class II, and Class III. Current terms expire as follows: Class I expires at the 2003 annual meeting of stockholders; Class II expires at the 2004 annual meeting; and Class III expires at the 2002 annual meeting. At each annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. Directors otherwise elected by the stockholders are elected for a term expiring upon expiration of the term of the Class to which he was elected. The directors are divided into classes as follows: Class I: Gilbert A. Wetzel and Harry M. Linowes; Class II: Paul G. Casner, Jr.; Class III: George T. Jimenez. At the Annual Meeting, Mr. Jimenez will be subject to election for a three-year term. There are no family relationships among any of the Company’s directors and executive officers.

     Shares represented by the enclosed proxy are intended to be voted at the Annual Meeting of Stockholders to be held on November 13, 2002, unless authority is withheld, for the election of George T. Jimenez as a Class III director. Mr. Jimenez has consented to the nomination and has informed the Company that he will be available to serve as a director. If he should not be available for election, the persons named as proxies may vote for another person in their discretion.

     The Board of Directors recommends a vote FOR the nominee for director.

Name of
Director			Class of
or Nominee	Age	Director Since	Director	Recent Business Experience

George T. Jimenez	66	1983	III	Chief Executive Officer of the Company since 1996, and Treasurer from 1983 to present. President from 1983 to September 1999 and July 2001 to present. Mr. Jimenez has been Chairman of the Board of Directors since 1983.

Paul G. Casner, Jr.	64	1983	II	Executive Vice President, Chief Operating Officer of DRS Technologies, Inc., a defense electronics corporation, since June 2000. Executive Vice President, Operations, DRS, from December 1998 to May 2000; President of DRS Electronic Systems Group, a division of DRS Technologies, from 1994 to 1998; and Chairman and Chief Executive Officer of Technology Applications & Service Company from March 1991 to September 1993.

Gilbert A. Wetzel	70	1992	I	Managing Director, Mayer & Associates, a human resources consulting firm, since 1999. Executive Vice President, Right Management Consultants, from 1994 to 1999; retired Chairman and Chief Executive Officer of Bell of Pennsylvania and Diamond State Telephone and founder and retired Chief Executive Officer of Geographic Business Publishers, Inc.

Harry M. Linowes	74	1999	I	Business management consultant. Senior Partner (1992 to retirement in 1996) and Managing Partner (1986 to 1992) of BDO Seidman, Accountants and Consultants.

     Information as to the directors’ or nominees’ beneficial ownership of Common Stock is set forth above, under “Equity Securities and Certain Holders Thereof.”

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee monitors the integrity of the financial statements and the independence and performance of the Company’s independent auditors, provides oversight to the Company’s financial reporting process, receives and reviews reports from time to time from the Company’s independent auditors, and recommends the engagement of auditors. The current members of the Audit Committee are Messrs. Casner, Linowes, and Wetzel, with Mr. Linowes serving as Chairman. Each member of the Audit Committee is “independent,” as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee met six times during fiscal 2002. The Compensation Committee reviews the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels, and administers the Company’s Amended and Restated Omnibus Stock Plan (the “Stock Plan”). The current members of the Compensation Committee are Messrs. Casner, Linowes, and Wetzel, none of whom is employed by the Company, with Mr. Casner serving as Chairman. The Compensation Committee met four times during fiscal 2002.

     During fiscal year 2002, the Board of Directors held seven meetings. All directors were in attendance at 75% or more of the Board and Committee meetings of which he was a member.

     Outside directors receive $12,000 each per fiscal year ($16,000 in the case of the Chairman of the Audit Committee), payable in quarterly installments, and are reimbursed for their travel expenses in attending Board and Committee meetings. In addition, upon his election or appointment to serve, each outside director receives an option to purchase 3,000 shares (4,000 shares in the case of the Chairman of the Audit Committee) of the Company’s Common Stock for each year such director is elected or appointed to serve, at an exercise price equal to the fair market value on the date of grant, pursuant to the 2000 Stock Option Plan for Directors. Each option granted becomes exercisable in installments of one-third of the option shares on each anniversary of the date of grant, provided that the option holder still serves as a director on such date or, if he ceases to be a director (other than by reason of termination for cause) within 45 days prior to such date, he has served as a director for at least 12 consecutive months as of such date. Each option expires upon the earlier of five years from the date of grant, the expiration of six months following death, resignation or removal other than for cause, and, immediately, upon removal of a director for cause.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report

     The Company’s officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company’s financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through a stock option program in which key employees are eligible to participate. In addition, all employees (excluding those possessing 5% or more total voting power or value of all classes of stock of the Company) are eligible to purchase stock through payroll deductions under the Company’s Qualified Employee Purchase Plan. The Company’s compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

     The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. The Compensation Committee has established the following compensation guidelines: (i) to enable the Company to attract highly qualified executives and management talent from within the telecommunications and other related industries, (ii) to retain top performers and ensure future management continuity, (iii) to reward achievement of the Company’s strategic goals and financial targets, and (iv) to provide compensation that is consistent with marketplace competitiveness for companies of similar size, Company and individual performance, and stockholder returns. In fiscal 2002, all of the Company’s existing employment agreements with officers expired or were terminated and the Committee determined as a matter of policy that no new agreements would be entered into at this time.

     Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the telecommunications and other relevant industries. Competitors selected for salary comparison purposes may differ from the companies included in the comparative performance indexes in the Performance Graph below.

     Officers also typically participate in an executive bonus plan. Under the plan, awards are granted in cash and stock in the form of stock options. For fiscal 2002, bonuses were for up to a pre-determined maximum 46-53% of base salary, with amounts payable based on the level of achievement of predetermined quarterly and annual corporate revenue and pre-tax income goals, and of certain individual goals. The bonuses earned for 2002 are reflected in the Summary Compensation Table below and, where earned, reflect the achievement of individual goals.

     Stock option grants to officers are designed to promote success by aligning the officers’ financial interests with long-term stockholder value and by providing an incentive for individual long-term performance and the achievement of short-term financial performance of the Company. Grants of stock options are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. All options granted to the named executive officers in 2000, 2001 and 2002 are reflected in the tables labeled “Summary Compensation Table” and “Option Grants in Last Fiscal Year” below.

     Pursuant to the executive bonus plan, officers received performance grants in 2000 and 2002 which vest and become exercisable six to eight years from the date of grant, subject to acceleration in whole or in part in the event the Company achieves certain predetermined financial targets. Under the bonus plan, in fiscal 2001, officers received stock options that vest over three years from the date of grant.

     In 2002 officers also received retention options that vested and became exercisable over a five-month period.

     As noted above, the Company’s compensation policy is based primarily upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

     The Compensation Committee annually reviews and approves the compensation of George Jimenez, the Chief Executive Officer. Mr. Jimenez participates in the executive bonus plan, with his bonus tied to corporate revenue and pre-tax income goals. In fiscal 2002, Mr. Jimenez was eligible for a maximum cash bonus of 40% of his base salary, and the Company granted him an option for 20,000 shares, which was subject to accelerated vesting if the Company achieved the predetermined 2002 performance targets. Based on the Company’s results for fiscal 2002, Mr. Jimenez received no cash bonus and the option containing the 2002 performance targets was not accelerated. In 2002, Mr. Jimenez also received retention options that vested and became exercisable over a five-month period.

COMPENSATION COMMITTEE

Paul G. Casner, Jr. Harry M. Linowes Gilbert A. Wetzel

Cash Compensation

     Cash compensation paid or accrued for services in all capacities for 2000, 2001 and 2002 fiscal years for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for fiscal 2002 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) is set forth in the following table.

Summary Compensation Table

Long-Term
Compensation
Annual Compensation(1)	Awards

Name	Fiscal	Salary(2)	Bonus	Other	Number of	All
And	Year	Annual	Shares	Other
Principal Position	Compen-	Underlying	Compen-
sation(3)	Options	sation(4)

George T. Jimenez	2002	$191,846	$0	$0	32,545	$11,171
Chief Executive Officer and	2001	200,000	0	0	9,650	11,171
Chairman of the Board	2000	198,262	0	0	27,764	11,171

Joseph A. Chisholm(5)	2002	144,462	8,491	0	119,409	(6)	0
Chief Operating Officer	2001	—	—	—	—	—
2000	—	—	—	—	—

Steven R. Delmar(7)	2002	124,115	0	0	120,977	(6)	0
Chief Financial Officer	2001	—	—	—	—	—
2000	—	—	—	—	—

Martin Demers(8)	2002	164,783	16,799	0	30,663	4,522	(9)
Senior Vice President and	2001	169,185	21,782	0	41,688	(10)	84,751	(9)
Chief Marketing Officer	2000	—	—	0	—	—

James K. Eckler(11)	2002	127,431	0	0	30,350	0
Executive Vice President -	2001	165,000	0	$36,836	15,000	0
Finance and Administration	2000	162,462	0	0	35,000	0

(1)	Includes salary deferrals under the Company’s 401(k) plan.
(2)	Reflects a voluntary reduction in salary starting in February 2002, for each of the named executive officers.
(3)	Does not include perquisites and personal benefits aggregating less than 10% of the officer’s salary and bonus. As to 2001, comprises relocation expenses of $29,970 and $6,866 for automobile expenses paid to Mr. Eckler.

(4)	Consists of, as to all years, amounts paid in connection with a life insurance policy and disability insurance for Mr. Jimenez. For fiscal 2002, $6,975 was paid for life insurance and $4,196 was paid for disability insurance.

(5)	Mr. Chisholm was elected an executive officer effective August 21, 2001.
(6)	Of these shares, 90,000 each were granted to Messrs. Chisholm and Delmar, respectively, as one-time grants, in connection with promotion or hiring.
(7)	Reflects compensation beginning October 1, 2001, when Mr. Delmar joined the Company.
(8)	Mr. Demers was elected an executive officer effective November 14, 2000.
(9)	Comprises commissions paid to Mr. Demers in the respective fiscal years.
(10)	Mr. Demers was to have been granted an option in connection with his promotion to officer, but his grant was conditioned on execution of an employment agreement. The Company subsequently determined to cease having employment agreements, therefore he received no such grant, and no such grant is reported herein.

(11)	Reflects payments only through April 15, 2002, when Mr. Eckler ceased to be employed by the Company.

Option Grants

     The following table shows, as to the Named Executive Officers, the options to purchase Common Stock granted by the Company in fiscal 2002.

Option Grants in Last Fiscal Year

	Individual Grants

	Number of		Percentage of			Potential Realizable Value at
	Shares		Total Options			Assumed Rates of Stock Price
	Underlying		Granted to	Exercise		Appreciation for Option
	Options		Employees in	Price Per	Expiration	Term(1)
	Granted		Fiscal 2002	Share	Date
						0%	5%	10%

George T. Jimenez	20,000	(2)	3.52%	$1.22	11/13/11	$0	$15,345	$38,887
	12,545	(3)	2.21	1.30	1/24/12	0	10,256	25,992

Joseph A. Chisholm	20,000	(2)	3.52	1.22	11/13/11	0	15,345	38,887
	9,409	(3)	1.66	1.30	1/24/12	0	7,692	19,494
	90,000	(4)	15.84	1.48	8/22/11	0	83,769	212,286

Steven R. Delmar	20,000	(2)	3.52	1.22	11/13/11	0	15,345	38,887
	10,977	(3)	1.93	1.30	1/24/12	0	8,974	22,743
	90,000	(4)	15.84	1.48	10/24/11	0	83,769	212,286

Martin Demers	20,000	(2)	3.52	1.22	11/13/11	0	15,345	38,887
	10,663	(3)	1.88	1.30	1/24/12	0	8,718	22,092

James K. Eckler	20,000	(2)	3.52	1.22	4/15/03	0	15,345	38,887
	10,350	(3)	1.82	1.30	4/15/03	0	673	1,346

(1)	Amounts are based on the 0%, 5%, and 10% annual compounded rates of appreciation of the Common Stock price from the date of grant, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Company’s Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation over the term of the option, would be as follows:

Exercise price	Term of Option	0%	5%	10%

$1.22	10 years	$0	$1.987	$3.164
1.30	10 years	0	2.118	3.372
1.48	10 years	0	2.411	3.839

(2)	Options subject to vesting in full or in part as of 10/1/02, based on the Company’s achievement of previously established financial performance targets for fiscal year 2002. Based on the Company’s results, the vesting of none of such options was accelerated. Accordingly, under the terms of the options, the option shares will vest and become exercisable on 11/12/08, provided that the officer is then employed by the Company.

(3)	Retention options, of which 20% vests and becomes exercisable on each of the five monthly anniversaries of the date of grant, provided that the officer is then employed by the Company through each date.

(4)	Option granted in connection with hiring, of which one third vests and becomes exercisable on each of the three anniversaries of the date of grant, provided that the officer is employed by the Company through each date.

Fiscal 2002 Stock Option Exercises and Year-End Option Values

     The following table shows, as to the Named Executive Officers, the information concerning exercises of stock options in the last fiscal year and 2002 fiscal year-end option values.

Fiscal 2002 Stock Option Exercises and Year-End Option Values

	Shares		Number of Shares
	Acquired		Underlying Unexercised		Value of Unexercised
	on	Value	Options at Fiscal		In-the-Money Options at
Name	Exercise	Realized(1)	Year-End		Fiscal Year-End(2)
			Exercisable/Unexercisable		Exercisable/Unexercisable

George T. Jimenez	0	$0	48,040	81,184	$0	$0
Joseph A. Chisholm	0	0	10,862	118,547	0	0
Steven R. Delmar	0	0	8,782	112,195	0	0
Martin Demers	0	0	37,156	67,945	0	0
James K. Eckler	0	0	107,640	0	0	0

(1)	Value realized represents the positive spread between the respective exercise prices of the exercised options and the fair market value per share on the respective dates of exercise.
(2)	Value for “in-the-money” options represent the positive spread between the respective exercise prices of outstanding options and the market price on June 30, 2002.

Employment Agreements, Change in Control and Separation Arrangements

     The Company has ceased to have employment agreements with officers. Agreements that have now been terminated, with Messrs. Eckler and Dorr, contained certain ongoing confidentiality, non-solicitation and non-compete provisions which remain in effect.

Executive Officers of the Company

     The following table sets forth the names, ages and positions of the current executive officers of the Company:

Name	Age	Current Position

George T. Jimenez	66	Chairman of the Board, Chief Executive Officer, President and Treasurer
Joseph A. Chisholm	61	Chief Operating Officer
Steven R. Delmar	46	Chief Financial Officer
Martin Demers	39	Senior Vice President and Chief Marketing Officer
Loretta L. Rivers	45	Corporate Secretary and Director of Human Resources

George T. Jimenez is the Chief Executive Officer of the Company and has served as Treasurer and a Director of the Company since its inception in 1983. Mr. Jimenez served as President from 1983 to September 1999 and July 2001 to the present.

Joseph A. Chisholm joined the Company in February 2001 as Vice President of Engineering, and was named Chief Operating Officer in August 2001. Mr. Chisholm served as Vice President of Engineering and Operations for GE Capital Spacenet Services from 1994 until his retirement in 1998.

Steven R. Delmar joined the Company as a consultant in July 2001 and was appointed the Chief Financial Officer as of October 1, 2001. Prior to joining the Company, Mr. Delmar held various executive positions with Microlog Corporation, a communications software company, including fifteen years as Executive Vice President and Chief Financial Officer. He was most recently co-President and a Director of Microlog.

Martin Demers has held various senior positions, including Division Vice President, Division Director, and Product Manager, since joining the Company in 1996. Mr. Demers was named Senior Vice President and Chief Marketing Officer in November 2000.

Loretta L. Rivers has been Corporate Secretary since 1989 and was also named Director of Human Resources in January 2001. Ms. Rivers has served in various capacities with the Company since its inception in 1983.

The term of each executive officer will expire at the annual meeting of the Board of Directors, which is scheduled to be held on November 13, 2002.

Performance Graph

     In accordance with current Securities Exchange Act of 1934 regulations, the following performance graph compares the performance of the Company’s Common Stock to the Nasdaq Stock Market Index and to the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at June 30, 1997, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
ACE*COMM CORPORATION, NASDAQ MARKET
INDEX AND NASDAQ TELECOMMUNICATIONS INDEX

ASSUMES $100 INVESTED ON JUNE 30, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JUNE 30, 2002

Audit Committee Report

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s management and its independent auditors.

     We have reviewed and discussed with management the Company’s audited financial statements included in the 2002 Annual Report to Stockholders. We have discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” (“SAS 61”). SAS 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) adoption of or changes in significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with us. Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2002 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Harry M. Linowes Paul G. Casner, Jr. Gilbert A. Wetzel

Auditor Independence

     In addition to audit services, Ernst & Young LLP provides certain non-audit services to the Company. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young LLP. The fees incurred during the 2002 fiscal year by the Company for the services of Ernst & Young LLP are as follows:

Audit fees	$113,050
Financial information systems design and implementation fees	0
All other fees (including audit-related and tax services)	29,315

Total	$142,365

SECTION 16A BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the Nasdaq. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and ten-percent beneficial owners were complied with during the 2002 fiscal year except that Mr. Linowes filed a Form 4 late, reporting a single transaction.

PROPOSAL TO AMEND AND RESTATE
THE QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors finds it desirable to amend and restate the Company’s Qualified Employee Stock Purchase Plan (the “Purchase Plan”), to increase the number of shares issuable pursuant to options granted under the plan. The Board of Directors has approved and recommends that the stockholders approve the amendment and restatement of the Purchase Plan effective January 1, 2003. The maximum number of shares of Common Stock which employees may purchase under the Plan will be increased from 240,000 to 480,000. Also, the maximum shares that may be purchased during any one calendar quarter by all eligible employees will be increased from 20,000 to 30,000 and the maximum that can be purchased during any one calendar quarter by any one eligible employee will be increased from 600 to 1,000. The shares of Common Stock to be delivered under the plan are available from the authorized but unissued shares of Common Stock of the Company. The amendment and restatement of the Purchase Plan is subject to stockholder approval. A copy of the Purchase Plan, as amended and restated effective January 1, 2003, is attached hereto as Exhibit A and the description set forth below is qualified in its entirety by reference to such plan.

     The Purchase Plan is intended to provide eligible employees an added incentive to advance the best interests of the Company by enabling them to purchase voluntarily the Common Stock of the Company at such favorable price and on such favorable terms as is permitted under Section 423 of the Code. The Purchase Plan is governed by the Compensation Committee. From time to time the Compensation Committee grants to eligible employees options to purchase shares of Common Stock under the Purchase Plan through a payroll deduction program. These options are granted each calendar quarter and began on January 1, 1999. The term of each option is a three-month period beginning on the day the option is granted. The term of each option and the grant dates may be revised from time to time by the Compensation Committee to semi-annual or annual periods.

     In order to participate in the Purchase Plan, eligible employees must submit an election form prior to the beginning of a calendar quarter authorizing payroll deductions to be applied towards the exercise price under their option at the end of the quarter. Amounts deducted from a participant’s pay will be credited to his stock purchase account. The Purchase Plan authorizes deductions of up to 10% of base pay. However, pursuant to its authority under the Purchase Plan to limit the maximum percentage deduction, the Compensation Committee initially authorized maximum deductions of up to 2% of base pay, which was later increased to maximum deductions of up to 5% of base pay.

     An option is exercised automatically on the last business day of the option period (the “exercise date”). On that date, subject to applicable amounts, the payroll deductions in the participant’s stock purchase account are used to purchase the number of full shares of Common Stock equal to the amount of such payroll deductions divided by the exercise price per share. (Any balance in a participant’s stock purchase account insufficient to purchase a full share will be carried over to purchase shares in the next quarter, if the employee continues to participate in the Purchase Plan, or otherwise will be refunded without interest.) The exercise price per share is equal to 85% of the fair market value of the Common Stock on the grant date or the exercise date, whichever is less. The fair market value of the Common Stock on any particular date is the Closing Price of the Common Stock on that date (or, if not traded on that date, the nearest prior date on which trading occurred.)

     The maximum number of shares that may be purchased under the amended and restated Purchase Plan by all participants in any one calendar quarter is limited to 30,000 (plus any portion of the maximum number of shares for prior quarters that were not purchased). The maximum number of shares that may be purchased under the amended and restated Purchase Plan by any one participant in a calendar quarter is limited to 1,000. If the maximum shares available during a quarter would otherwise be exceeded, a pro rata allocation of the shares available will be made among participants in a uniform and equitable manner. Any cash in a participant’s stock purchase account in excess of the amount needed to purchase the maximum number of shares available will be refunded promptly after the exercise date without interest.

     All employees of the Company and any subsidiaries designated for participation by the Board are eligible to participate in the Purchase Plan, except employees who immediately after the granting of an option would own stock or have the right to purchase stock of the Company representing more than 5% of the total combined voting power of all classes of stock of the Company. On June 30, 2002, the Company, together with any subsidiary designated for participation in the Purchase Plan, had approximately 115 employees, including executive officers, who may be eligible to participate in the Purchase Plan.

     An employee’s participation in the Purchase Plan shall be terminated when he or she voluntarily withdraws from the Purchase Plan; resigns or is discharged; retires or dies or takes a leave of absence of over 90 days. Upon termination other than for a leave of absence, all funds in a participant’s account will be refunded without interest. A participant who takes a leave of absence of 90 days or less may elect to receive a refund of contributions for the quarter or may continue to participate in the Plan. A participant who withdraws from the Purchase Plan shall be eligible to participate again in the Purchase Plan upon expiration of the option period during which he or she withdrew, provided he remains an eligible employee.

     An aggregate of 480,000 shares of authorized but unissued Common Stock of the Company has been reserved for future issuance under the Purchase Plan, as amended and restated effective January 1, 2003. In the event of a subdivision, combination or reclassification of the Common Stock, the maximum number of shares subject to the purchase Plan will be appropriately adjusted. (No adjustment will be made for a stock dividend in an amount aggregating less than 20% of outstanding shares.) All or any portion of these shares may be granted under the Purchase Plan. The aforementioned amendment and restatement of the Purchase Plan, increasing to 480,000 the number of shares of Company Common Stock that may be purchased thereunder, and increasing the maximum shares that may be purchased during a calendar quarter to 30,000 for all employees and to 1,000 for any one employee, will be implemented effective January 1, 2003, provided that it is approved by the shareholders. It is not practicable to estimate the allocation of benefits under the amended and restated plan to individual employees at this time.

     The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant or purchase of shares under the Purchase Plan. As summarized below, a participant may become liable for tax upon disposition of the shares acquired. The character of any gain or loss upon disposition will depend upon how long the shares have been held by the participant.

     If shares are held by the participant for more than two years after the grant date of the option or if the participant dies at any time while owning the shares, the lesser of (a) the excess of the fair market value of the shares on the date of such disposition or death over the purchase price, or (b) 15% of the fair market value of the shares on the date of grant will be treated as ordinary income to the participant at the time of any disposition or for the taxable year closing with his or her death. Any further gain upon such disposition will be deemed a long-term capital gain. Under current tax laws, the maximum tax rate applicable to long-term capital gains is 20%.

     If the shares are sold or disposed of before the expiration of the holding period described above, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income to the participant at the time of disposition. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and would be deemed a long-term gain if the shares have been held more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of options pursuant to the Purchase Plan. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that the ordinary income is reportable by a participant upon disposition of shares before the expiration of the holding period described above.

     The Board recommends a vote FOR approval to amend the Purchase Plan.

SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP serves as the Company’s independent accountants and has been appointed to serve as the independent auditors of the Company for the current fiscal year, subject to ratification by the stockholders. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company’s independent auditor for the year ending June 30, 2003. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event that the Board of Directors determines that the interests of the Company require such a change.

     Ernst & Young LLP is expected to have a representative present at the meeting, will have the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions at the meeting.

     The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2003.

VOTE REQUIRED TO APPROVE MATTERS

     The presence in person or by proxy of stockholders entitled to cast a majority of the votes at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting. Proxies marked with abstentions, broker non-votes (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote), and stockholders present at the meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum. In their discretion, the proxies are authorized to vote upon such other business as may properly (including in accordance with the advance notice requirement set forth below) come before the meeting or any adjournment thereof.

     The election of directors requires a plurality of votes cast at the Annual Meeting. The approval to amend the Purchase Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent accountants of the Company requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions or broker non-votes will be disregarded for purposes of determining approval of the aforementioned matters.

ADVANCE NOTICE OF MATTERS TO BE PRESENTED AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Advance notice of matters to be presented at the 2002 Annual Meeting of Stockholders must be received at the Company’s executive offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878 not less than 20 days (October 24, 2002) nor more than 30 days (October 14, 2002) prior to the meeting. A stockholder’s notice must be addressed to the Secretary and set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders must be received at the Company’s executive offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878 by June 9, 2003, in order to be included in the Company’s proxy statement relating to that meeting.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business shall come properly before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment, in their sole discretion.

By Order of the Board of Directors,

Loretta L. Rivers Corporate Secretary

October 16, 2002

Exhibit A

QUALIFIED ACE*COMM
EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated Effective January 1, 2003

ARTICLE I
PURPOSE

     1.01. Purpose. The Qualified ACE*COMM Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of ACE*COMM Corporation (the “Company”) and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under §423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II
DEFINITIONS

     2.01 Base Pay. “Base Pay” means regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

     2.02 Board. “Board of Directors” or “Board” means the Board of Directors of the Company.

     2.03 Committee. “Committee” means the individuals described in Article XI.

     2.04 Common Stock. “Common Stock” means the common stock of the Company.

     2.05 Designated Subsidiary Corporation. “Designated Subsidiary Corporation” means a Subsidiary Corporation which is designated by the Company’s Board of Directors to participate in the Plan.

     2.06 Employee. “Employee” means any person who is employed by the Company or a Designated Subsidiary Corporation.

     2.07 Subsidiary Corporation. “Subsidiary Corporation” means any present or future corporation which would be a “subsidiary corporation” of the Company as that term is defined in §424 of the Code.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

     3.01 Initial Eligibility. All Employees are eligible to participate hereunder, commencing on any Offering Commencement Date.

     3.02 Commencement of Participation. An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Human Resources Director of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

     3.03 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

              (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation. (For purposes of this paragraph, the rules of §424(d) of the Code shall apply in determining stock ownership of any Employee); or

              (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.04 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any option.

ARTICLE IV
OFFERINGS

     4.01 Quarterly Offering Periods.

              (a) Offering Periods. The Plan will be implemented by Offerings in consecutive Offering Periods, each constituting a calendar quarter. Such Offering Periods shall continue until the termination of the Plan in accordance with Section 12.05. The first such Offering Period of the Plan, as amended and restated, shall be the calendar quarter beginning on January 1, 2003, and ending on March 31, 2003. (Provided, however, that such first Offering Period will not begin before the effective date of the registration statement filed by the Company for the amended and restated Plan with the Securities and Exchange Commission.) Subsequent Offering Periods will consist of successive calendar quarters.

              (b) Offering Commencement Date. The Offering Commencement Date is the first day of an Offering Period during which the NASDAQ system is open for trading.

              (c) Offering Termination Date. The Offering Termination Date is the last day of an Offering Period during which the NASDAQ System is open for trading.

     4.02 Revised Offering Periods. In the discretion of the Committee, quarterly Offering Periods may be combined into semi-annual or annual Offering Periods. The maximum number of shares available during an Offering Period under Section 10.01 shall be adjusted appropriately.

ARTICLE V
PAYROLL DEDUCTIONS

     5.01 Amount of Deduction. At the time a participant files his authorization for payroll deduction under the Plan, he shall elect to have deductions made from his pay on each payday during the Offering Period by a percentage, in whole percentage amounts, of his base pay in effect at any such payday. Such percentage shall be subject to a maximum of ten percent (10%) of the participant’s base pay per pay period, or such lower maximum percentage limit as is determined by the Committee in its sole discretion prior to the beginning of the Offering Period.

     5.02 Participant’s Account. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in §5.04.

     5.03 Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering. The payroll deduction form may provide that it shall continue from Offering Period to Offering Period unless changed by a participant before the beginning of a subsequent Offering Period.

     5.04 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to §7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence (provided the individual was eligible to participate at the Offering Commencement Date), authorizing deductions to be made from payments by the Company or its Designated Subsidiary Corporations to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company and its Designated Subsidiary Corporations to such participant are insufficient to meet such participant’s authorized Plan deductions.

ARTICLE VI
GRANTING OF OPTION

     6.01 Number of Option Shares. On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted a qualified option to purchase on the Offering Termination Date of such Offering Period (at the Option Price in Section 6.02) the number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated during such Offering Period and retained in the participant’s account as of the Offering Termination Date by the applicable Option Price.

     6.02 Option Price. The Option Price of Common Stock purchased with payroll deductions made during an Offering Period for a participant therein shall be the lower of:

              (a) 85% of the closing price of the stock on the Offering Commencement Date, or (in the event the stock was not traded on such date) the nearest prior business day on which trading of the Company’s Common Stock occurred, on the NASDAQ National Market System; or

              (b) 85% of the closing price of the stock on the Offering Termination Date, or (in the event the stock was not traded on such date) the nearest prior business day on which trading of the Company’s Common Stock occurred, on the NASDAQ National Market System. If the Company’s Common Stock is not admitted to trading on the NASDAQ National Market System on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

ARTICLE VII
EXERCISE OF OPTION

     7.01 Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price, subject to the maximum stated in Section 10.01. Except as provided in Section 7.03, any excess in his account at that time will be refunded to him.

     7.02 Withdrawal of Account. By written notice to the Human Resources Director of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all of the accumulated payroll deductions in his account at such time.

     7.03 Fractional Shares. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over and applied to purchase shares in the succeeding Offering Period, if the Employee elects to participate in such Offering Period. If not, such excess payroll deductions will be promptly returned to the Employee.

     7.04 Transferability of Option. During a participant’s lifetime, options held by such participant shall be exercisable only by that participant.

     7.05 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

ARTICLE VIII
WITHDRAWAL

     8.01 In General. As indicated in §7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time prior to an Offering Termination Date by giving written notice to the Human Resources Director of the Company. All of the participant’s payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated payroll deductions as an election, under §7.02, to withdraw such deductions.

     8.02 Effect on Subsequent Participation. A participant’s withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     8.03 Termination of Employment. Upon termination of the participant’s employment for any reason, including retirement or death (but excluding continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under §12.01.

ARTICLE IX
INTEREST

     9.01 No Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating Employee.

ARTICLE X
STOCK

     10.01 Shares Subject to Plan. The stock subject to the Plan shall be shares of the Company’s Common Stock, which may be (i) authorized but unissued shares, (ii) treasury shares and/or (iii) shares purchased on the open market by a broker designated by the Company. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in §12.04, shall be Thirty Thousand (30,000) shares in each Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed Four Hundred Eighty Thousand (480,000) shares for all Offerings. No participant may purchase more than One Thousand (1,000) shares in any one Offering Period. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

     10.02 Participant’s Interest in Option Stock. The participant will have no interest in stock covered by his option until such option has been exercised.

     10.03 Issuance of Stock. Stock purchased under the Plan will be issued in the name of the participant, or, if the participant so directs by written notice to the Human Resources Director of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     10.04 Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

              (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

              (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI
ADMINISTRATION

     11.01 Appointment of Committee. The Board of Directors shall appoint a committee (the “Committee”) to administer the Plan, which shall consist of either (a) the full Board of Directors or (b) no fewer than two members of the Board of Directors.

     11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive.

     11.03 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     11.04 Limited Liability; Indemnification. To the maximum extent permitted by Maryland law, neither the Company, Board or Committee nor any of its members shall be liable for any action or determination made in good faith with respect to this Plan. In addition to such other rights of indemnification that they may have, the members of the Board and Committee shall be indemnified by the Company to the maximum extent permitted by Maryland law against any and all liabilities and expenses incurred in connection with their service in connection with the Plan in such capacity.

ARTICLE XII
MISCELLANEOUS

     12.01 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any Common Stock which has not been issued or cash which is in the participant’s account at the time of the participant’s death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Human Resources Director of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

     12.02 Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with §7.02.

     12.03 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     12.04 Adjustment Upon Changes in Capitalization.

              (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the maximum number and/or kind of shares which may be offered in the

Offerings described in Articles IV and Section 10.01 hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

              (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the Committee shall take such action as it deems appropriate and equitable, which action may include, without limitation, one of the following: (i) refund of payroll deductions for such Offering Period; (ii) shortening of the Offering Period or (iii) providing that the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. In the event the Plan is continued after such event, the Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this §12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     12.05 Amendment and Termination.

              (a) Action by Board. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued under the Plan or under any Offering (except pursuant to §§4.02 and 12.04); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. Upon termination of the Plan during an Offering Period, at the discretion of the Committee, cash balances in participants accounts may be refunded or the Offering Termination Date may be accelerated. No termination, modification, or amendment of the Plan may otherwise, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

              (b) Automatic Termination. The Plan shall automatically terminate on the earlier of October 1, 2008, or the issuance of the maximum number of shares available under the Plan pursuant to Section 10.01.

     12.06 Tax Withholding. At the time an option is exercised or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

     12.07 Disqualifying Disposition. The Committee may require that a participant notify the Company of any disposition of shares of Common Stock purchased under the Plan within a period of two (2) years subsequent to the respective Offering Commencement Date or one (1) year from the Offering Termination Date.

     12.08 Effective Date. The Plan, as amended and restated, shall become effective as of January 1, 2003, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held during calendar year 2002. If the amended and restated Plan is not so approved, the Plan shall remain in effect as it existed prior to such amendment and restatement.

     12.09 No Employment Rights. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

     12.10 Exclusion from Retirement and Fringe Benefit Computation. No portion of the award of options under this Plan, or the proceeds from the sale of stock purchased under the Plan, shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or (iii) any form of extraordinary pay including, but not limited to, bonuses, sick pay and vacation pay.

     12.11 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.12 Expenses. Expenses of administering the Plan shall be borne by the Company except that brokerage expenses incurred in connection with the purchase of shares shall be included as part of the cost of the shares to participating Employees.

     12.13 Governing Law. The law of the State of Maryland will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

Date Plan Approved by the Board: October 6, 1998
Date Plan Approved by the Shareholders: November 17, 1998

Date January 1, 2003 Amendment and Restatement Approved by the Board, August 20, 2002
Date January 1, 2003 Amendment and Restatement Approved by the Shareholders, November 13, 2002

The Board of Directors recommends a vote “FOR” the nominee listed below and a vote “FOR” Proposals 2 and 3.	Please mark
your votes as [X]
indicated in
this example

			2.	TO CONSIDER AND ACT UPON A PROPOSAL	FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTOR				TO AMEND THE QUALIFIED ACE*COMM EMPLOYEES STOCK PURCHASE PLAN	[ ]	[ ]	[ ]
FOR THE	WITHHOLD				FOR	AGAINST	ABSTAIN
NOMINEE	AUTHORITY	Nominee: 01 Geroge T. Jimenez	3.	RATIFICATION OF APPOINTMENT OF ERNST &	[ ]	[ ]	[ ]
LISTED TO	FOR THE			YOUNG LLP AS INDEPENDENT AUDITORS
THE RIGHT	LISTED
[ ]	[ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Signature(s) __________________________________________________ Signature __________________________________________________ Date ________________, 2002
NOTE: please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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ACE*COMM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George T. Jimenez and Loretta L. Rivers, or either of them, the proxy or proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of ACE*COMM Corporation held of record by the undersigned at the close of business on October 2, 2002 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, November 13, 2002 at 10:00 am, Eastern Time and at any adjournment or adjournments thereof, upon the matters set forth herein.

If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder, or to the extent directions are not given, such shares will be voted for the nominee and each other proposal.

•   FOLD AND DETACH HERE  •